EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-234385) on Form S-8 of HBT Financial, Inc. of our report dated March 27, 2020, relating to the consolidated financial statements of HBT Financial, Inc., appearing in this Annual Report on Form 10-K of HBT Financial, Inc. for the year ended December 31, 2019.

/s/ RSM US LLP

Chicago, Illinois

March 27, 2020

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